ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

B.Soc., Sc., ACA., LL.B.,
CPA(Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 (File no. 333-150800) of our reports dated November 12, 2008, relating to the consolidated financial statements and related notes of QKL Stores Inc., for the years ended December 31, 2007 and 2006.

Albert Wong & Co.
Hong Kong
December 4, 2008